UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

Alamo Group Inc.

(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 East Walnut Street, Seguin, Texas 78155

(Address of Principal executive offices)

Registrant’s telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2009, the Board of Directors of Alamo Group Inc. (the “Company”) approved amendments to Article II, Section 9 of the Company’s By-Laws that implement a majority vote standard for uncontested elections of directors.  Prior to this amendment, the standard for elections of directors was a plurality vote standard.  The plurality vote standard will remain for contested elections.  The By-Laws as amended provide that, except where other provision is made by law, the Certificate of Incorporation, or the By-Laws, at all meetings of the stockholders, all matters will be decided by the vote of a majority of shares present in person or by proxy and entitled to vote thereof.  The amendments to the By-Laws are effective March 4, 2009.

The Company also adopted a director resignation guideline which requires a director to tender a resignation to the Board in the event that, in an uncontested election, he or she received more withhold votes than for votes. The Board would then act on the resignation and publish its decision within 90 days. This guideline has been retained, with appropriate revisions to reflect the change to a majority vote standard.

The full text of the By-Laws, as amended, is filed as Exhibit 3.1 to this Form 8−K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

3.1 By-Laws, Amended as of March 4, 2009, of Alamo Group Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Group Inc.

	By:	/s/ Robert H. George
Robert H. George
Date: March 6, 2009		Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws, Amended as of March 4, 2009, of Alamo Group Inc.

3